[LEGEND] EXHIBITS 5 and 23(b) OPINION OF COUNSEL CONSENT OF COUNSEL

[Letterhead of Borden & Elliot]

May 25, 1998

Securities and Exchange Commission
450 Fifth Street N. W.
Judiciary Plaza
Washington, D. C.  20549
U. S. A.

Dear Sirs:

		Re: 	Fahnestock Viner Holdings Inc.
			Registration Statement on Form S-8

We have acted as Ontario counsel to Fahnestock Viner Holdings Inc., an Ontario corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 on May 26, 1998 (the "Registration Statement"), registering an aggregate of 250,000 Class A non-voting shares (the "Class A Shares") of the Corporation reserved for issuance under the Corporation's 1996 Equity Incentive Plan, as amended (the "Plan"), subject to compliance with applicable United States and Ontario securities laws and the requirements of The Toronto Stock Exchange.

We have examined such corporate records of the Corporation and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

1. The Corporation is a corporation duly continued and validly existing under the laws of the Province of Ontario.

2. When the 250,000 Class A Shares have been duly issued and when the Corporation has received the issue price for the 250,000 Class A Shares in the manner contemplated by the Plan and the related option agreements, the Class A Shares will be duly issued as fully paid and non-assessable shares.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and all amendments thereto and to the reference to our name under the heading "Interests of Named
Experts and Counsel" in the Registration Statement on Form S-8 of the Corporation filed with the Securities and Exchange
Commission on February 27, 1997 in connection with the registration of 1,850,000 Class A non-voting shares reserved for issuance under the Corporation's 1996 Equity Incentive Plan.

Yours very  truly,
/s/ Borden & Elliot
Borden & Elliot